Exhibit 99(a)

Portman Limited ABN 22 007 871 892

27 August 2007	Level 11 The Quadrant 1 William Street Perth 6000 Western Australia GPO Box W2017 Perth, 6001 Tel: 61 8 9426 3333 Fax: 61 8 9426 3344

( 21 pages in total)

The Announcements Officer

Australian Stock Exchange (Sydney) Limited

Level 10

20 Bond Street

SYDNEY NSW 2001

Electronically Lodged

Dear Sir

HALF YEARLY REPORT FOR THE PERIOD ENDED 30 JUNE 2007

Please find attached Portman’s Half Yearly report for the period ended 30 June 2007.

Yours faithfully

/s/ C. M. Rainsford

C M Rainsford

Company Secretary

PORTMAN LIMITED

PORTMAN LIMITED A.B.N. 22 007 871 892 HALF YEAR REPORT FOR THE HALF-YEAR ENDED 30 JUNE 2007

PORTMAN LIMITED

A.B.N. 22 007 871 892

CORPORATE DIRECTORY

REGISTERED OFFICE	TREASURY ADVISER

Level 11 The Quadrant	Oakvale Capital Limited

1 William Street	Level 3, 50 Colin Street

Perth Western Australia 6000	WEST PERTH WA 6005

Telephone: 61 8 9426 3333	Telephone: 61 8 9460 5300

Facsimile: 61 8 9426 3344

Internet: www.portman.com.au	BOARD OF DIRECTORS

Joseph A. Carrabba

AUDITORS	Chairman

Deloitte Touche Tohmatsu	Laurie Brlas

Woodside Plaza, Level 14	Non-Executive Director

240 St Georges Terrace	William R. Calfee

Perth WA 6000	Non-Executive Director

Telephone: 61 8 9365 7000	Donald J. Gallagher

Non-Executive Director

BANKERS	David H. Gunning

Commonwealth Bank of Australia Limited	Non-Executive Director

150 St Georges Terrace	Malcom H. Macpherson

Perth WA 6000	Non-Executive Director

Telephone: 61 8 9482 6325	Richard R. Mehan

Non-Executive Director

SOLICITORS	Michael D. Perrott

Blake Dawson Waldron	Non-Executive Director

Exchange Plaza, Level 32

2 The Esplanade	SENIOR MANAGEMENT

PERTH WA 6000	Duncan Price

Telephone: 61 8 9366 8000	Chief Operating Officer

Shigeru Fujikawa

SHARE REGISTRY	General Manager - Marketing

Advanced Share Registry Services	Christopher Hunt

110 Stirling Highway	General Manager - Finance & Administration and Company

NEDLANDS WA 6009	Secretary

Telephone: 61 8 9389 8033	Phil Nolan

General Manager - Operations

Peter Ravenscroft

General Manager - Resource Development

PORTMAN LIMITED

A.B.N. 22 007 871 892

HIGHLIGHTS FOR THE HALF-YEAR ENDED 30 JUNE 2007

Results for announcement to the market

	Percentage increase / (decrease) from previous corresponding period	$ ‘000

Revenue from sale of goods	27.52%	266,222

Profit for the period	9.20%	57,108

Profit attributable to members of the parent entity	9.20%	57,108

Amount per security and franked amount per security of final and interim dividends	N/A	N/A

Record date for determining entitlements to the dividends (if any)	N/A	N/A

Iron Ore Division

Koolyanobbing Project -

•	Ore mined was consistent with forecast output of 7.65Mt on an annualised basis.
•	Ore processed was 2.07Mt for the second quarter which reflects the upgrading work performed on the processing plant earlier this year.
•

Ore railed totalled 1.93Mt for the second quarter which was a distinct improvement on the first quarter. Re-sleepering of the east/west section of the line will commence in quarter four until the last quarter of 2008. This will have a small negative effect over the period.

•	The new mining contractor, BGC, will commence operations at Koolyanobbing on 1 September this year. Healthy levels of ROM stocks are being accumulated as back-up.
•	Full year sales forecast for Koolyanobbing remains at 7.65Mt for 2007.

Cockatoo Island Project -

•	Ore mined was consistent with the current mining plan.
•	Latest forecasts indicate a cession of mining early in the first quarter of 2008 with final shipments at end of the first quarter 2008. Various other options to extend operations are under review.

Corporate

No dividend has been declared for the first half of 2007.

Outlook

The 2007 Australian average selling price of lump and fines ore is expected to be in line with 2006 as the increase in benchmark prices is offset by the stronger Australian dollar. Per-tonne unit production costs are anticipated to be approximately eight percent higher in 2007.

Portman’s estimate of 2007 production is 8.4 million tonnes which includes 0.7 million from Cockatoo Island. Portman’s estimate of 2007 sales is 8.2 million tonnes of which 7.65 million tonnes relates to the Koolyanobbing operation.

PORTMAN LIMITED

DIRECTORS’ REPORT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

The directors of Portman Limited (“Portman” or “the Company”) submit herewith the financial report of Portman Limited and its subsidiaries (“the Consolidated Entity”) for the half-year ended 30 June 2007. In order to comply with the provisions of the Corporations Act 2001, the directors report as follows:

(a)  Directors

The names of the directors of Portman Limited in office during or since the end of the half-year are:

Joseph A. Carrabba

Laurie Brlas

William R. Calfee

Donald J. Gallagher

David H. Gunning

Malcolm H. Macpherson

Richard R. Mehan

Michael D. Perrott

All directors held office throughout the period except for Laurie Brlas who was appointed on 6 April 2007.

(b) Auditor’s Independence Declaration

The auditor’s independence declaration is included on page 9.

(c) Review of operations

Iron Ore Division

Koolyanobbing Project

Operations January - June 2007

A new optimal product and associated mine plan schedule has been recently established. Mining ore and waste over the second quarter has been in accordance with that plan.

Computerised modelling of the rail and port network has commenced. The optimal results from the completed simulation exercise are being incorporated into the management plan for this vital area. Portman and the rail operations/owners are working closely together to minimise the effect of rail and track bed upgrades in the near future.

Optimisation work on the crushing and screening plant continues. The plant is capable of throughout in excess of 8 Mtpa.

Production and shipments for the half-year were as follows:

Processed	6 Months Ended		Year Ended 31 December
	30 June 2007	30 June 2006	2006	2005	2004
Ore processed (thousand tonnes)	3,868	2,981	6,911	5,797	5,190
Ore shipments (thousand tonnes)	3,784	2,915	6,704	5,793	5,379

PORTMAN LIMITED

DIRECTORS’ REPORT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

Cockatoo Island Joint Venture

Operations January - June 2007

Mining has recovered due to lower rainfall.

Good progress has been achieved in harvesting additional reserves during the mining process.

Environmental remediation is expected to commence in the third quarter of 2007.

Production and shipments for the half-year were as follows:

	6 Months Ended		Year Ended 31 December
	30 June 2007	30 June 2006	2006	2005	2004
Ore processed (thousand tonnes)	624	609	1,451	1,142	618
Ore shipments (thousand tonnes)	597	622	1,452	1,124	680

All figures shown above are quoted in 100% terms. Portman has a 50% ownership interest in the Cockatoo Island Joint Venture.

Exploration

Drilling during the six month period was an even mix of both resource and prospect drilling. Resource drilling focussed on upgrading currently defined inferred material at Koolyanobbing (B, C and D) and Windarling (W1). Prospect testing of outcropping mineralisation was completed at Diemals, Koolyanobbing (G) and Windarling (W2, W5 and W9). Drilling was also completed within K pit to assist with pit slope studies and wall design. A summary of drilling activity is as follows:

Prospect	No holes	metres
Diemals	18	866
B Deposit	10	1,241
B Deposit North	2	210
C	8	1,090
D	9	1,176
G	5	246
K	7	360
Mt Finnerty	7	465
W1	10	1,362
W2	10	1,110
W5	2	156
W9	10	983
		9,265

PORTMAN LIMITED

DIRECTORS’ REPORT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

Koolyanobbing Project Area

Highlights of analytical results received during the reporting period include the following significant intercepts:

			Fe%	SiO2%	A12O3%	P%	S%
C Prospect
KCRC158	11	metres at	62.51	2.07	0.21	0.002	0.048	from	117	Metres
KCRC159	15	metres at	63.78	1.26	0.09	0.006	0.061	from	99	Metres
KCRC160	25	metres at	59.96	5.24	0.41	0.011	0.083	from	78	Metres
KCRC160	16	metres at	63.31	1	0.21	0.008	0.059	from	115	Metres
KCRC162	18	metres at	58.24	7.91	0.16	0.005	0.057	from	83	Metres
KCRC162	11	metres at	63.57	1.36	0.59	0.004	0.045	from	103	Metres
KCRC163	19	metres at	61.22	3.28	0.2	0.009	0.087	from	121	Metres

D Prospect
KDRC019	10	metres at	58.22	3.96	2.01	0.039	0.039	from	13	Metres
KDRC022	18	metres at	58.15	6.78	0.84	0.045	0.027	from	43	Metres
	40	metres at	59.35	7.03	0.26	0.018	0.032	from	89	Metres
	11	metres at	61.86	2.2	0.28	0.028	0.049	from	130	Metres
KDRC023	15	metres at	59.42	3.99	0.54	0.068	0.022	from	62	Metres
K Prospect
KPRC126	17	metres at	58.49	13.15	0.29	0.082	0.02	from	10	Metres
KPRC127	26	metres at	59.56	12.06	0.09	0.117	0.004	from	33	Metres
W1 Prospect
W1RC074	19	metres at	59.85	3.79	2.33	0.18	0.02	from	78	Metres
	27	metres at	59.99	3.39	0.74	0.246	0.018	from	99	Metres
W1RC075	10	metres at	63.97	2.15	2.32	0.093	0.025	from	109	Metres
W1RC076	15	metres at	64.32	2.32	1.77	0.094	0.019	from	81	Metres
WIRC081	25	metres at	64.01	1.59	0.68	0.144	0.008	from	149	Metres
WIRC082	10	metres at	60.06	2.56	1.42	0.335	0.009	from	164	Metres
WIRC083	49	metres at	62.38	1.51	0.51	0.217	0.016	from	155	Metres
J5 Prospect
J5RC111	18	metres at	58.35	2.78	1.48	0.198	0.085	from	34	Metres
J5RC116	14	metres at	58.53	5.74	2.29	0.151	0.037	from	33	Metres
J4RC027	10	metres at	58.16	3.94	2.15	0.172	0.013	from	40	Metres
J4RC028	15	metres at	58.29	3.29	1.15	0.182	0.015	from	78	Metres
J4RC031	27	metres at	59.35	3.19	0.73	0.097	0.024	from	38	Metres
	22	metres at	58.17	2.5	1.12	0.234	0.009	from	73	Metres
J4RC032	18	metres at	58.54	3.14	1.78	0.174	0.023	from	58	Metres
	30	metres at	58.85	2.47	0.85	0.093	0.016	from	84	Metres
J4RC033	22	metres at	59.86	2.69	1.29	0.096	0.041	from	55	Metres
	18	metres at	59.18	1.53	1.2	0.395	0.018	from	96	Metres
J4RC034	63	metres at	59.55	2.27	0.79	0.075	0.033	from	13	Metres
J4RC035	34	metres at	58.98	3.01	0.84	0.117	0.041	from	15	Metres
J4RC036	23	metres at	58.64	3.61	1.12	0.134	0.025	from	1	Metres
J4RC039	31	metres at	58.67	2.7	1.39	0.152	0.019	from	59	Metres
J4RC041	16	metres at	58.8	2.82	1.89	0.08	0.034	from	21	Metres
J4RC043	22	metres at	58.23	2.9	1.56	0.312	0.025	from	22	Metres
J4RC044	13	metres at	58.71	2.79	1.32	0.192	0.033	from	39	Metres
J4RC045	35	metres at	59.22	1.7	1.13	0.119	0.017	from	94	Metres
J4RC046	32	metres at	58.62	1.97	1.21	0.117	0.02	from	68	Metres
W2 Prospect
W2RC127	15	metres at	59.45	2.73	5.56	0.075	0.092	from	21	Metres
W9 Prospect
W9RC005	10	metres at	60.95	5.45	3.32	0.07	0.009	from	63	Metres
W9RC007	10	metres at	63.40	2.02	0.93	0.125	0.086	from	18	Metres

PORTMAN LIMITED

DIRECTORS’ REPORT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

B Deposit - Drilling was targeted on deeper parts of the resource to increase the level of confidence. Drilling was completed during the quarter but assays have not yet been received.

B Deposit North - Drilling was designed to test a conceptual target north of the current pit. No significant mineralisation was intersected.

C Prospect - Drilling was designed to test for continuity between structurally complex mineralised zones and thereby improve the geological resource model. It is planned to incorporate this drilling into a revised resource estimate during the second quarter of 2007.

D Prospect - Drilling was designed to test for a northern extension to this deposit. A number of significant mineralised intersections were obtained beneath the base of the existing Pit. It is doubtful given restricted strike length of mineralisation, that this could be economically extracted.

G Prospect - Drilling was designed to test the extent of mineralisation under shallow cover intersected by earlier drilling. No significant mineralisation was intersected.

Mt Finnerty FIN7 - Drilling was designed to test depth extensions of surface enriched iron formation within the Mt Finnerty JV area 60 kilometres east of Koolyanobbing. Only weak iron enrichment was intersected and no further work is planned on this prospect.

K Deposit North - Drilling during the quarter was targeted on outcropping mineralisation at the northern end of K Pit. Only 3 holes were completed to planned depth because of drilling problems in unconsolidated fill.

Bungalbin Iron Ore Agreement

J5 Prospect - Final results from the 2006 resource drilling programme were received during the quarter. Intercepts below were not included in the recently announced resource.

J4 Prospect - Drilling results were received for the drilling programme completed during 2006 over the eastern one third of the prospect. These have not yet been incorporated into a resource estimate.

Windarling

W1 Prospect - Drilling was carried out to increase confidence in deeper parts of the resource. All assays have been received and significant intercepts have been listed below. It is planned to revise the resource model during the third quarter of 2007.

W9 Prospect - Drilling was targeted on an outcropping mineralised pod located between W1 and W2. Drilling intersected relatively narrow tabular zones of mineralisation. Better intercepts are listed below.

W2 West Prospect - Drilling was designed to test for extensions to mineralisation outside the current open pit. Only one significantly mineralised intercept was achieved which is correlated with discontinuous hanging wall lodes intersected in the open pit. Adjacent holes both along strike and down dip were not significantly mineralised and no further work is proposed on this lode.

W5 South - Drilling was designed to test a mineralised zone in a soil covered area which was exposed by road construction. No significant mineralisation was intersected. Additional ground surveys and drilling are planned to test potential along strike.

Diemals Exploration Licence

Diemals - Drilling was designed to test a series of relatively isolated iron enriched targets in an area of poorly outcropping BIF and greenstone. Assays are outstanding for this programme.

PORTMAN LIMITED

DIRECTORS’ REPORT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

Mt. Finnerty Project Area

During the half year Portman earned 80% iron ore rights to the project area. Reed Resources elected to retain their 20% interest.

Cockatoo Island Joint Venture

No exploration was carried out during the first six months of 2007. Feasibility work on stage 3 is ongoing.

Corporate

No dividend has been declared for the first half of 2007.

(d) Rounding of amounts to nearest thousand dollars

The Consolidated Entity is of the kind specified in Australian Securities and Investments Commission Class Order 98/0100 dated 10 July 1998, and in accordance with that Class Order amounts in the directors’ report and the half-year financial report are rounded off to the nearest thousand dollars unless otherwise indicated.

Signed in accordance with a resolution of directors made pursuant to s.306(3) of the Corporations Act 2001.

On behalf of the Directors

/s/ J. Carrabba	/s/ R. R. Mehan

J A Carrabba Chairman 24 August 2007 Perth, Western Australia	R R Mehan Director

Deloitte Touche Tohmatsu
ABN 74 490 121 060

Woodside Plaza
Level 14
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA 6837 Australia

Portman Limited	DX 206
The Board of Directors	Tel: +61 (0) 8 9365 7000
Level 11, The Quadrant	Fax: +61 (0) 8 9365 7001
1 William Street	www.deloitte.com.au
PERTH WA 6000

24 August 2007

Dear Board Members

Portman Limited

In accordance with section 307C of the Corporations Act 2001, I am pleased to provide the following declaration of independence to the directors of Portman Limited.

As lead audit partner for the review of the financial statements of Portman Limited for the half-year ended 30 June 2007, I declare that to the best of my knowledge and belief, there have been no contraventions of:

(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

(ii)	any applicable code of professional conduct in relation to the review.

Yours sincerely

  /s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

  /s/ AT Richards

AT Richards

Partner

Chartered Accountants

Member of
Deloitte Touche Tohmatsu

Liability limited by a scheme approved under Professional Standards Legislation.

Deloitte Touche Tohmatsu
ABN 74 490 121 060

Woodside Plaza
Level 14
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA 6837 Australia

DX 206
Tel: +61 (0) 8 9365 7000
Fax: +61 (0) 8 9365 7001
Independent Auditor’s Review Report	www.deloitte.com.au
to the members of Portman Limited

We have reviewed the accompanying half-year financial report of Portman Limited, which comprises the balance sheet as at 30 June 2007, and the income statement, cash flow statement, statement of changes in equity for the half-year ended on that date, selected explanatory notes and the directors’ declaration of the consolidated entity comprising the company and the entities it controlled at the end of the half-year or from time to time during the half-year.

Directors’ Responsibility for the Half-Year Financial Report

The directors of the company are responsible for the preparation and fair presentation of the half-year financial report in accordance with Australian Accounting Standards (including the Australian Accounting Interpretations) and the Corporations Act 2001. This responsibility includes establishing and maintaining internal control relevant to the preparation and fair presentation of the half-year financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express a conclusion on the half-year financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of an Interim Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the financial report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the consolidated entity’s financial position as at 30 June 2007 and its performance for the half-year ended on that date; and complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As the auditor of Portman Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of a half-year financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Auditor’s Independence Declaration

In conducting our review, we have complied with the independence requirements of the corporations Act 2001.

Member of
Deloitte Touche Tohmatsu

Liability limited by a scheme approved under Professional Standards Legislation.

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of Portman Limited is not in accordance with the Corporations Act 2001, including:

(a)	giving a true and fair view of the consolidated entity’s financial position as at 30 June 2007 and of its performance for the half-year ended on that date; and

(b)	complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

  /s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

  /s/ AT Richards

AT Richards

Partner

Chartered Accountants

Perth, 24 August 2007

PORTMAN LIMITED

DIRECTORS’ DECLARATION

FOR THE HALF-YEAR ENDED 30 JUNE 2007

The directors declare that:

(a)	in the directors’ opinion, there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable; and

(b)	in the directors’ opinion, the attached financial statements and notes thereto are in accordance with the Corporations Act 2001, including compliance with accounting standards and giving a true and fair view of the financial position and performance of the consolidated entity.

Signed in accordance with a resolution of the directors, made pursuant to s 303(5) of the Corporations Act 2001.

On behalf of the Directors

/s/ J. Carrabba	/s/ R. R. Mehan

J A Carrabba Chairman 24 August 2007 Perth, Western Australia	R R Mehan Director

PORTMAN LIMITED

CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

		Consolidated Half-year ended
		30 June 2007	30 June 2006
	Notes	$’000	$’000
Revenue	2(a)	266,222	208,776
Cost of sales		(149,717)	(109,331)
Gross profit		116,505	99,445

Other revenue	2(a)	5,301	2,053
Other income	2(a)	587	(165)
Shipping and selling expenses		(26,969)	(21,075)
Marketing expenses		(941)	(683)
Administrative expenses		(3,740)	(3,034)
Finance costs	2(b)	(1,871)	(1,701)
Other expenses	2(b)	(7,468)	(549)

Profit before income tax		81,404	74,291

Income tax expense		(24,296)	(21,993)

Profit for the period		57,108	52,298

Profit attributable to members of the parent entity		57,108	52,298

Earnings per share:

Basic (cents per share)		32.50	29.77

Diluted (cents per share)		32.50	29.77

Notes to the financial statements are included on pages 17 to 19.

PORTMAN LIMITED

CONDENSED CONSOLIDATED BALANCE SHEET

AS AT 30 JUNE 2007

		Consolidated Half-year ended
		30 June 2007	31 December 2006
	Notes	$’000	$’000
CURRENT ASSETS
Cash and cash equivalents		102,825	123,567
Trade and other receivables		46,225	43,926
Inventories		83,560	73,087
Other financial assets		30,539	8,035
Other assets		479	820

TOTAL CURRENT ASSETS		263,628	249,435

NON-CURRENT ASSETS
Trade and other receivables		1,032	1,207
Inventories		45,199	39,549
Other financial assets		36,591	4,547
Property, plant and equipment		205,513	209,284

TOTAL NON-CURRENT ASSETS		288,335	254,587

TOTAL ASSETS		551,963	504,022

CURRENT LIABILITIES
Trade and other payables		52,484	58,352
Borrowings		3,482	3,745
Current tax payables		13,584	31,043
Provisions		10,563	7,197

TOTAL CURRENT LIABILITIES		80,113	100,337

NON-CURRENT LIABILITIES
Borrowings		33,623	36,279
Deferred tax liabilities		9,080	6,707
Provisions		11,226	10,391

TOTAL NON-CURRENT LIABILITIES		53,929	53,377

TOTAL LIABILITIES		134,042	153,714

NET ASSETS		417,921	350,308

EQUITY
Issued capital		105,774	105,774
Reserves		18,589	8,084
Retained earnings		293,558	236,450

TOTAL EQUITY		417,921	350,308

Net tangible assets per security		$2.38	$1.99

Notes to the financial statements are included on pages 17 to 19.

PORTMAN LIMITED

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE HALF-YEAR ENDED 30 JUNE 2007

		Consolidated Half-year ended
		30 June 2007	30 June 2006
	Notes	$’000	$’000
Issued Capital
Balance at beginning of period		105,774	105,774

Balance at end of period		105,774	105,774

Reserves
Hedging Reserve
Balance at beginning of period		8,084	843
Cash flow hedges:
Gain taken to equity		12,266	4,422
Transferred to income statement for the period		2,741	(758)
Income tax on items taken directly to or transferred from equity		(4,502)	(1,100)

Balance at end of period		18,589	3,407

Retained Earnings
Balance at beginning of period		236,450	139,166
Retained earnings adjustment due to change in accounting policies:
Write back of exploration and evaluation expenditure net of tax		-	(17,309)
Write back of deferred waste net of tax		-	(769)

Adjusted opening retained earnings		236,450	121,088

Profit for the period		57,108	52,298

Balance at end of period		293,558	173,386

Notes to the financial statements are included on pages 17 to 19.

PORTMAN LIMITED

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

FOR THE HALF-YEAR ENDED 30 JUNE 2007

	Consolidated Half-year ended
	30 June 2007	30 June 2006
	$’000	$’000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers	261,567	184,020
Payments to suppliers and employees	(209,898)	(161,694)
GST received	18,566	15,528
Interest and other costs of finance paid	(1,792)	(1,428)
Income taxes paid	(43,884)	(27,805)

Net cash flows provided by operating activities	24,559	8,621

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment	(5,474)	(43,452)
Proceeds from sale of property, plant and equipment	(21)	73
Interest received	4,447	2,003
Term Deposits & Commercial Bills acquired*	(42,502)	-

Net cash flows used in investing activities	(43,550)	(41,376)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of lease liabilities	(313)	(1,085)
Repayment of borrowings	(1,438)	(1,391)

Net cash flows used in financing activities	(1,751)	(2,476)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(20,742)	(35,231)

Cash and cash equivalents at the beginning of the period	123,567	74,507

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	102,825	39,276

* Maturities exceeding 90 days

Notes to the financial statements are included on pages 17 to 19.

Note 1. Significant accounting policies

Statement of compliance

The condensed half-year financial report is a general purpose financial report prepared in accordance with the Corporations Act 2001 and AASB 134 ‘Interim Financial Reporting’. Compliance with AASB 134 ensures compliance with International Reporting Standard IAS 34 ‘Interim Financial Reporting’. The half-year financial report does not include notes of the type normally included in an annual financial report and shall be read in conjunction with the most recent annual financial report.

Basis of preparation of half-year report

The condensed half-year financial report has been prepared on the basis of historical cost except for the revaluation of certain financial instruments. Cost is based on the fair values of the consideration given in exchange for assets. Except where indicated otherwise, all amounts are presented in Australia dollars.

The accounting policies and methods of computation adopted in the preparation of the half-year financial report are consistent with those of the previous financial year and corresponding interim reporting period.

Adoption of new and revised Accounting Standards

In the current year, the Consolidated Entity has adopted all of the new and revised Standards and Interpretations issued by the Australian Accounting Standards Board (the AASB) that are relevant to its operations and effective for annual reporting periods beginning on or after 1 January 2007. The adoption of these new and revised Standards and Interpretations has resulted in changes to the Consolidated Entity’s policies in the following areas that have affected the amounts reported for the current or prior years:

•	investments as at fair value through profit and loss (AASB 2005-04 ‘Amendments to Australian Accounting Standards’);
•	financial guarantee contracts (AASB 2005-09 ‘Amendments to Australian Accounting Standards’);
•	rights to cash reimbursement for expenditure required to settle a provision (AASB 2005-5 ‘Amendments to Australian Accounting Standards’).

The adoption of these new and revised Standards and Interpretations has also resulted in a change to the Group’s accounting policies in relation to business combinations involving entities under common control.

Note 2. Profit from Ordinary Activities

	Consolidated Half-year ended
	30 June 2007	30 June 2006
	$’000	$’000
The profit from ordinary activities before income tax is arrived at after:

(a) Profit from ordinary items is after crediting the following:

Sales revenue	266,222	208,776

Interest received from other corporations	5,182	1,899
Agency fee	119	154

Other revenues	5,301	2,053
Profit on sale of property, plant and equipment	11	73
Unwinding of discount on long term rail receivable	43	51
Foreign exchange gain/(loss) on sales	530	(289)
Interest refund	3	-

Other income	587	(165)

Note 2. Profit from Ordinary Activities (continued)

	Consolidated Half-year ended
	30 June 2007	30 June 2006
	$’000	$’000
(b) Profit from ordinary items is after charging the following expenses:

Finance costs
Interest paid / payable to other corporations	(631)	(465)
Unwinding of discount on rehabilitation provision and receivable	(340)	(274)
Finance lease charges	(900)	(962)

Total finance costs	(1,871)	(1,701)

Other expenses
Movement in the fair value of financial instruments and the time value on hedging instruments	(2,960)	2,040
Exploration and evaluation expenditure	(3,348)	(2,341)
Foreign exchange loss on customer borrowings	(1,160)	(248)

Total other expenses	(7,468)	(549)

(c) Other disclosures

Amortisation and Depreciation
Mine Assets	3,930	6,332
Plant and equipment	5,566	3,806
Plant and equipment under finance lease	1,197	987

Total	10,693	11,125

Note 3.  Dividends

No dividends were declared in the current and prior period.

Note 4.  Contingencies

1. In July 2007 Portman was notified that its exploration and mining rights under two leases originally granted by Polaris Metals NL (Polaris) in 1999 would not be extended beyond 3 July 2007. The mining leases permit Portman to explore for and mine iron ore on mining tenements north of Portman’s Koolyanobbing operations, including the rights to 4.5 million tonnes of iron ore resources. Portman has advised Polaris that it does not agree that its rights have ceased, or that Polaris is entitled to ownership of the two mining leases. At this point in time it is not possible to assess the impact of the potential loss of the reserves on Portman’s operations.

2. In May 2007 Western Australia’s Environmental Protection Authority (“EPA”) published a study in which it recommended the establishment of “A class reserves” for the protection of certain allegedly environmentally sensitive areas of Western Australia. Some of the proposed A class reserves overlap with mining tenements granted to Portman (the “Overlapping Areas”). The EPA study has been submitted to the Minister for the Environment and Heritage.

Portman originally received governmental approval to mine in the Overlapping Areas in June 2003. Since that time, Portman has met all applicable environmental requirements. Although we are currently reviewing the study and the effects of the designation of the Overlapping Areas as A class reserves, such categorisation would be likely to have a material effect on Portman’s operations. It is unknown at this time whether the Minister for the Environment and Heritage will accept the recommendations of the EPA. Portman is currently in dialogue with Government in regards to this issue.

Note 5. Subsequent Events

At 13 August 2007 the Portman Iron Ore Ltd signed a Deed of Release for $650 thousand with Australian Western Railroad Pty Ltd (“AWR”), a subsidiary of the Australian Railroad Group (“ARG”), to settle the claim against AWR for damage to a rotary car dumper.

Note 6. Segment Information

(a)  Business Segment

The Consolidated Entity operates in one business segment - iron ore mining and exploration.

(b)  Geographic Segment

The Consolidated Entity operates in one geographic segment - Australia.

Note 7.  Joint Venture

The Consolidated Entity has a 50% joint venture interest in the Cockatoo Iron Ore Joint Venture. The Consolidated Entity’s share of the results of this joint venture has been included in the Income Statement to 30 June 2007.

	Consolidated Half-year ended
	30 June 2007	30 June 2006
	$’000	$’000

Share of joint venture profit before tax	5,395	6,179